UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 8, 2022

Commission File Number	000-31380
APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Silver City Road, PO Box 432, Eureka, UT	84628
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
 General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2022, Applied Minerals, Inc. (“AMI”) satisfied the closing conditions of the Iron Sale Agreement, Mill Sale Agreement, Mining Operations Agreement and Milling Operations Agreement (collectively, the “Four Agreements”) entered into with Brady McCasland Inc. (“BMI”) and BMI Minerals Company (“BMCO”) on May 31, 2022 and amended on July 22, 2022 and July 28, 2022. Net proceeds received by the Company, adjusted for (i) a down payment of $120,000 previously paid by BMCO and (ii) $20,000 of legal fees incurred by BMCO and BMI and reimbursable by AMI, were $1,860,000. The net proceeds do not include a required payment of $750,000 by AMI to the holders of the majority of the outstanding principal of the Series A Notes and Series 2023 Notes in exchange for the Series A Waivers and Series 2023 Waivers. In conjunction with the closing of the Four Agreements, AMI issued to BMCO 20 million restricted shares of common stock under Rule 144 of the Securities Act.

In conjunction with the closing of the Four Agreements, among other things:

(a) Mario Concha, John Levy and Robert Betz have resigned as directors of the Company and have relinquished approximately $1.8 million of accrued but unpaid fees and other related compensation;

(b) AMI
has limited
the
maximum number of directors elected to its Board of Directors to five;

(c) BMI has the right to nominate, and the Board of Directors of AMI will use its best efforts to appoint or cause the election of a number of directors that is equal to one-third the number of directors of the Board of Directors of AMI.
If the number of directors is not divisible by three (3), the number of directors nominated by BMI will be rounded up to the next whole number. Unanimous approval of the Board will be required to approve (i) the assumption by AMI of any interest bearing
debt
and
(ii)
fees
paid
to
the
directors
for
Board
and
Committee
service;

(d) holders of a majority of the principal amount of the Series A Notes and Series 2023 Notes have waived any event of default that is or may be caused by the consummation of the Four Agreements;

(e) holders
of
a
majority
of
the
principal
amount
of the Series 2023 Notes waived their rights under the 2023 Director Nomination Agreement to designate one person to be nominated for election to the Board of Directors of
AMI; and

(f) AMI agreed to issue 17,777,777 restricted shares of common stock under Rule 144 of the Securities Act to a mining services contractor as part of a settlement agreement entered into in March 2022 to accelerate the resolution of the disputed liability and facilitate the closing of the Four Agreements.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

(a)
As part of the consummation of the Four Agreements, Mario Concha resigned from the Board of Directors of the Company and any committees of the Board of Directors effective August 8, 2022. The resignation was not the result of any disagreement with either the Board of Directors or management of the Company.

(b)
As part of the consummation of the Four Agreements, John Levy resigned from the Board of Directors of the Company and any committees of the Board of Directors effective August 8, 2022. The resignation was not the result of any disagreement with either the Board of Directors or management of the Company.

(c)
As part of the consummation of the Four Agreements, Robert Betz resigned from the Board of Directors of the Company and any committees of the Board of Directors effective August 8, 2022. The resignation was not the result of any disagreement with either the Board of Directors or management of the Company.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	August 10, 2022	/s/ CHRISTOPHER T. CARNEY
By: Christopher T. Carney
President and Chief Executive Officer